EXHIBIT 99.1

CONTACT:

Benjamin Stephen

Director, Investor Relations

703-904-5539

bstephen@quadramed.com

David L. Piazza

Vice President, Finance

703-742-5312

dpiazza@quadramed.com

QUADRAMED ANNOUNCES INCREASING REVENUES AND IMPROVING CASH FLOW FROM OPERATIONS

RESTON, VA – (February 24, 2004) – QuadraMed Corporation (OTCBB:QMDC.OB) announced today its 2003 annual and fourth quarter financial results. Management will review these results in an investment community conference call at 4:00 PM Eastern (1:00 PM Pacific) this afternoon. The call will also be webcast.

Revenues were $125.1 million for the year and $36.7 million for the fourth quarter, representing increases of 14% and 20% respectively over the same periods in 2002. Loss from Operations in 2003 was $(16.2) million compared to $(18.6) million for the prior year. Cash provided by operating activities was $802,000, compared to cash used in operating activities of $982,000 in 2002. This result was driven primarily by strong fourth quarter customer cash collections.

Other fourth quarter 2003 highlights include four Affinity Healthcare Information System sales, including a multi-hospital contract with Community Foundation of Northwest Indiana, an 800+ bed integrated delivery network, and a large Master Patient Indexing (MPI) project with Allina Hospital and Clinics headquartered in Minneapolis, as well as continued strong sales in our Quantim HIM and government product lines.

Management will review these results in an investment community conference call at 4:00 PM Eastern (1:00 PM Pacific) this afternoon. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 800-289-0494 for domestic, and 913-981-5520 for international. Callers should dial in by 3:45 PM Eastern (12:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s Webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 3:45 PM Eastern (12:45 PM Pacific) to register and to download and install any necessary audio software. Webcast replays will be available shortly after the live call’s completion.

QM/2003

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of 12/31/03 and 12/31/02

	Exhibit 2	Condensed Consolidated Statements of Operations for the Three Months Ended December 31, 2003 and 2002 and Twelve Months Ended December 31, 2003 and 2002

	Exhibit 3	Condensed Consolidated Statements of Cash Flows for 2003 and 2002

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 850 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at more than 1,900 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement.

QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed’s EDGAR CIK (Central Index Key) No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

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QUADRAMED CORPORATION

Exhibit 1

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2003	2002
ASSETS

Current assets
Cash and cash equivalents	$36,944	$23,663
Short-term investments	—	2,528
Accounts receivable, net	30,872	31,612
Unbilled receivables	4,762	3,475
Notes and other receivables	1,456	4,416
Prepaid expenses and other current assets	11,268	8,972

Total current assets	85,302	74,666

Restricted cash	5,523	5,849
Property and equipment, net	5,643	6,019
Capitalized software development costs, net	3,219	5,670
Goodwill	18,445	18,445
Other intangible assets, net	6,992	9,275
Other long-term assets	8,031	7,003

Total assets	$133,155	$126,927

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$2,914	$3,586
Accrued payroll and related	11,100	6,942
Other accrued liabilities	9,778	6,509

	23,792	17,037
Deferred revenue	48,502	39,492

Total current liabilities	72,294	56,529

5.25% Convertible Subordinated Debt due 2005	11,931	73,719
10% Senior Secured Debt due 2008, net of unamortized discount of $11,061 and none, respectively	61,233	—
Other long-term liabilities	4,580	3,914

Total liabilities	150,038	134,162

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock	—	—
Common stock	222	205
Additional paid-in-capital	291,962	275,631
Deferred compensation	(2,886)	(588)
Accumulated other comprehensive loss	(65)	(310)
Accumulated deficit	(306,116)	(282,173)

Total stockholders’ equity (deficit)	(16,883)	(7,235)

Total liabilities and stockholders’ equity (deficit)	$133,155	$126,927

Exhibit 1 to Press Release dated February 24, 2004

QUADRAMED CORPORATION

Exhibit 2

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Revenue
Services and other	$20,176	$19,800	$79,193	$77,539
Licenses	16,556	10,713	45,912	32,046

Total revenue	36,732	30,513	125,105	109,585

Cost of revenue
Cost of services and other	8,617	9,796	39,805	36,304
Cost of licenses	2,864	2,731	8,228	8,924

Total cost of revenue	11,481	12,527	48,033	45,228

Gross margin	25,251	17,986	77,072	64,357

Operating expenses
General and administrative	12,325	14,201	45,072	40,773
Sales and marketing	5,894	5,521	22,752	21,551
Research and development	6,012	4,995	23,092	17,530
Amortization and other operating charges	558	707	2,314	3,108

Total operating expenses	24,789	25,424	93,230	82,962

Income (loss) from operations	462	(7,438)	(16,158)	(18,605)

Other income (expense)
Interest expense	(2,673)	(864)	(9,439)	(3,461)
Interest income	153	243	591	696
Gain on sale of assets	—	1,500	—	1,500
Other income (expense), net	259	(43)	1,015	(988)

Other income (expense)	(2,261)	837	(7,833)	(2,253)

Loss from continuing operations before income taxes	(1,799)	(6,601)	(23,991)	(20,858)
Provision for income tax	48	—	48	—

Loss from continuing operations	(1,751)	(6,601)	(23,943)	(20,858)
Loss from discontinued operations	—	(753)	—	(2,280)
Gain on disposal of discontinued operations	—	8,776	—	8,776

Net income (loss)	$(1,751)	$1,422	$(23,943)	$(14,362)

Net income (loss) per share
Basic
Continuing operations	$(0.06)	$(0.24)	$(0.87)	$(0.77)
Total	$(0.06)	$0.05	$(0.87)	$(0.53)
Diluted
Continuing operations	$(0.06)	$(0.24)	$(0.87)	$(0.77)
Total	$(0.06)	$0.05	$(0.87)	$(0.53)
Weighted average shares outstanding
Basic	27,881	26,960	27,405	26,915

Diluted	27,881	27,529	27,405	26,915

Exhibit 2 to Press Release dated February 24, 2004

QUADRAMED CORPORATION

Exhibit 3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year ended December 31,
	2003	2002
Cash flows from operating activities
Net loss from continuing operations	$(23,943)	$(20,858)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,647	9,890
Provision for bad debts	2,567	1,403
Write-off of assets	—	939
Gain on sale of assets	—	(1,500)
Other	325	28
Changes in assets and liabilities:
Accounts receivable	(1,827)	1,002
Prepaid expenses and other	(5,710)	(1,434)
Accounts payable and accrued liabilities	8,733	3,784
Deferred revenue	9,010	8,039

Cash provided by continuing operations	802	1,293
Cash used in discontinued operations	—	(2,275)

Cash provided by (used in) operating activities	802	(982)

Cash flows from investing activities
Increase (decrease) in restricted cash	326	(38)
Sales of available-for-sale securities, net	2,360	10
Sale of assets	4,190	9,800
Acquisitions of businesses, net of cash acquired	—	(11,930)
Purchases of property and equipment	(3,263)	(2,607)
Capitalized software development costs	—	(1,837)

Cash provided by (used in) investing activities	3,613	(6,602)

Cash flows from financing activities
Issuances (repayments) of debt	8,527	(455)
Purchase of treasury shares	—	—
Proceeds from issuance of common stock	339	1,903

Cash provided by financing activities	8,866	1,448

Net increase (decrease) in cash and cash equivalents	13,281	(6,136)
Cash and cash equivalents, beginning of period	23,663	29,799

Cash and cash equivalents, end of period	$36,944	$23,663

Exhibit 3 to Press Release dated February 24, 2004